Exhibit 4.5

CONSULTING AGREEMENT

AGREEMENT ENTERED INTO AT THE CITY OF MONTREAL, PROVINCE OF QUEBEC, THIS 30th DAY OF OCTOBER, 2001

BY AND BETWEEN:

INTASYS CORPORATION, a corporation duly incorporated according to law, having a place of business in the Province of Quebec, herein acting and represented by David Perez and Daniel Bertrand duly authorized for the purposes hereof as they hereby declare (hereinafter referred to as the "CORPORATION"),

AND:

DAVE GOLDMAN ADVISORS LTD., a corporation duly incorporated according to law, herein acting and represented by David Goldman duly authorized for the purposes hereof as he hereby declares (hereinafter referred to as the "CONSULTANT")

AND:	DAVID GOLDMAN, businessman, residing and domiciled at 499 Fairlawn Avenue, Toronto, Ontario M5M 1V3 (hereinafter referred to as "DAVID")

          WHEREAS the CORPORATION is involved in the business of identifying, evaluating and investing in technology companies and, via its wholly-owned subsidiaries, is a leading Internet media company and a global provider of wireless, Internet-compatible billing and customer care information systems (hereinafter the "Business")

          WHEREAS the CONSULTANT is willing to provide advice, assistance and general consulting services to the CORPORATION, and the CORPORATION is willing to engage the CONSULTANT, the whole in accordance with the terms, covenants and conditions hereinafter set forth;

          NOW, THEREFORE, FOR THE REASONS SET FORTH ABOVE, AND IN CONSIDERATION OF THE MUTUAL PREMISES AND AGREEMENTS HEREINAFTER SET FORTH, THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:

1.	PRELIMINARY
1.1	Preamble: The preamble hereto shall form an integral part hereof as if recited herein at length.
2.	NATURE AND TERM OF SERVICES
2.1

Nature of Services: The CONSULTANT agrees that it shall provide its services to the CORPORATION on a non-exclusive basis by making available its principal, DAVID, as required, the whole according to the terms and conditions hereinafter set forth, as a consultant to the CORPORATION, and its duties as such shall include, but not be limited to, the furnishing to the CORPORATION of its best advice, information, judgment and knowledge with respect to the CORPORATION and the BUSINESS. In addition, the CONSULTANT shall use its best efforts to promote the interests of the CORPORATION (hereinafter the "Services").

2.2	Best Efforts: The CONSULTANT and DAVID shall use their best efforts in providing the Services and in fulfilling their duties and obligations hereunder pursuant to the terms hereof.
3.	STATUS AS INDEPENDENT CONTRACTOR
3.1

Independent Contractor: Nothing contained in this Agreement shall be construed as creating a relationship between the CORPORATION and the CONSULTANT other than that of independent contractor. The CONSULTANT shall not be deemed a partner, employee, joint venturer or agent of the CORPORATION or of any Affiliate, and the CONSULTANT shall have no right, power or authority to act in any way in the name of the CORPORATION. The CONSULTANT shall not, and shall not represent to third parties that the CONSULTANT is authorized or entitled to, execute or agree on behalf of the CORPORATION or bind the CORPORATION to any agreement (whether oral or written), instrument or document of any kind whatsoever.

4.	COMPENSATION
4.1

Fees: In consideration for the Services rendered pursuant to this Agreement, the CORPORATION shall pay the CONSULTANT a fee of $125 per hour (hereinafter the "Fee") for all time spent by the CONSULTANT providing the Services except as provided in Section 4.3 hereof which time shall be billed to the CORPORATION on a monthly basis.

4.2

Expenses: In addition to the Fee, the CONSULTANT shall be reimbursed for all reasonable expenses incurred by the CONSULTANT in the fulfilment of the Services, the whole upon the presentation of appropriate receipts or vouchers.

4.3

Exclusions. The parties acknowledge that DAVID is the Chief Executive Officer of the CORPORATION and sits on its board of directors. DAVID has received stock options in consideration for holding this position and attending the meetings of the board of directors. All of his time spent at meetings of the board of directors of the CORPORATION shall not be billed to the CORPORATION as part of this Agreement.

4.4

Benefits: The CONSULTANT and the CORPORATION acknowledge and agree that as the CONSULTANT is an independent contractor, the CORPORATION shall not, and shall have no obligation to, provide the CONSULTANT or David with any benefits (including, but not limited to, any health, disability, vacation, severance, profit-sharing or pension benefits) not otherwise provided for herein, and that the CONSULTANT shall pay directly to any relevant taxation or other governmental authority all taxes, unemployment insurance contributions, government pension plan contributions, medicare contributions or similar payments due in connection with the receipt of the payment of any Fee, or other amount paid to the CONSULTANT pursuant to this Article.

5.	TERMINATION
5.1

Termination without notice. In the event of a material breach by the CONSULTANT under this Agreement, or upon the death or permanent disability of DAVID such that the CONSULTANT cannot perform the Services hereunder, this Agreement may be terminated by the CORPORATION without notice or penalty. Notwithstanding the foregoing, any fees earned by the CONSULTANT prior to such termination shall remain payable by the CORPORATION to the CONSULTANT.

5.2

Termination by either party. This Agreement may be terminated by either party upon thirty (30) days prior written notice to the other. At the expiry of the notice period, the parties acknowledge that no further fees, compensation, indemnity or other termination or severance pay shall be due to the CONSULTANT as a result of the termination of this Agreement other than the Fees earned prior to such termination. Payments during the thirty (30) day notice period shall not be the Fee multiplied by the average number of hours billed per month since the beginning of said contract.

5.3

Term. Subject to the rights of the parties to earlier terminate this Agreement, this Agreement shall automatically terminate on April 30th, 2002, unless the parties, in writing, renew this Agreement or renegotiate a new agreement.

6.	MISCELLANEOUS
6.1

Assignment. Except as provided in this Section 6.1, the CONSULTANT, DAVID and the CORPORATION acknowledge and agree that the covenants, terms and provisions contained in this Agreement and the rights of the parties hereunder cannot be transferred, sold, assigned, pledged, or hypothecated; provided, however that this Agreement shall be binding upon and shall enure to the benefit of the CORPORATION and any successor to or assignee of all or substantially all of the business and property of the CORPORATION. In addition, the CORPORATION may assign its rights hereunder to a direct or indirect subsidiary, affiliated company, or division of the CORPORATION without the consent of the CONSULTANT.

6.2

Capacity. The CONSULTANT and DAVID hereby represent and warrant that, in entering into this Agreement, they are not in violation of any contract or agreement, whether written or oral, with any other person, moral or physical, firm, partnership, corporation or any other entity to which they are a party or by which they are bound and will not violate or interfere with the rights of any other person, firm, partnership, corporation or other entity.

6.3

Entire Agreement. This Agreement contains the entire agreement between the parties and shall not be modified except in writing by the parties hereto. Furthermore, the parties hereto specifically agree that all prior agreements, whether written or oral, relating to the Services to the CORPORATION shall be of no further force or effect from and after the date hereof.

6.4

Severability. If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severable from this Agreement, but will not effect any other provisions of this Agreement, which otherwise shall remain in full force and effect. If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permissible within reasonable bounds.

6.5

Waiver. The waiver by the CORPORATION or the CONSULTANT of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

6.6

Governing Law. The parties hereto agree that this Agreement shall be construed as to both validity and performance and shall be enforced in accordance with and governed by the laws of the Province of Quebec and the laws of Canada applicable therein.

6.7

Language. The parties have required that this Agreement and all documents or notices related thereto be in the English language. Les parties ont exigé que cette convention et tout document ou avis afférent soit en langue anglaise.

SIGNATURE PAGE FOLLOWS

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INTASYS CORPORATION Per: s/s David Perez David Perez Per: s/s Daniel Bertrand Daniel Bertrand

DAVE GOLDMAN ADVISORS LTD. Per: s/s David Goldman David Goldman s/s David Goldman DAVID GOLDMAN

Exhibit 4.5

CONSULTING AGREEMENT

AGREEMENT ENTERED INTO AT THE CITY OF MONTREAL, PROVINCE OF QUEBEC, THIS 1st DAY OF MAY, 2002

BY AND BETWEEN:

INTASYS CORPORATIONa corporation duly incorporated according to law, having a place of business in the Province of Quebec, herein acting and represented by Robert Raich duly authorized for the purposes hereof as they hereby declare (hereinafter referred to as the "CORPORATION"),

AND:

DAVE GOLDMAN ADVISORS LTD., a corporation duly incorporated according to law, herein acting and represented by David Goldman duly authorized for the purposes hereof as he hereby declares (hereinafter referred to as the "CONSULTANT")

AND:	DAVID GOLDMAN, businessman, residing and domiciled at 499 Fairlawn Avenue, Toronto, Ontario M5M 1V3 (hereinafter referred to as "DAVID")

          WHEREAS the CORPORATION is involved in the business of identifying, evaluating and investing in technology companies and, via its wholly-owned subsidiaries, is a leading Internet media company and a global provider of wireless, Internet-compatible billing and customer care information systems (hereinafter the "Business");

          WHEREAS the CONSULTANT entered into a consulting agreement with the CORPORATION dated October 30, 2001 which agreement terminated April 30, 2002;

          WHEREAS the parties wish to enter into a new consulting agreement, the whole in accordance with the terms, covenants and conditions hereinafter set forth;

          NOW, THEREFORE, FOR THE REASONS SET FORTH ABOVE, AND IN CONSIDERATION OF THE MUTUAL PREMISES AND AGREEMENTS HEREINAFTER SET FORTH, THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:

1.	PRELIMINARY
1.1	Preamble: The preamble hereto shall form an integral part hereof as if recited herein at length.
2.	NATURE OF SERVICES
2.1

Nature of Services: The CONSULTANT agrees that it shall provide its services to the CORPORATION on a non-exclusive basis by making available its principal, DAVID, as required, the whole according to the terms and conditions hereinafter set forth, as a consultant to the CORPORATION, and its duties as such shall include, but not be limited to, the furnishing to the CORPORATION of its best advice, information, judgment and knowledge with respect to the CORPORATION and the BUSINESS. In addition, the CONSULTANT shall use its best efforts to promote the interests of the CORPORATION (hereinafter the "Services").

2.2	Best Efforts: The CONSULTANT and DAVID shall use their best efforts in providing the Services and in fulfilling their duties and obligations hereunder pursuant to the terms hereof.
3.	STATUS AS INDEPENDENT CONTRACTOR
3.1

Independent Contractor: Nothing contained in this Agreement shall be construed as creating a relationship between the CORPORATION and the CONSULTANT other than that of independent contractor. The CONSULTANT shall not be deemed a partner, employee, joint venturer or agent of the CORPORATION or of any Affiliate, and the CONSULTANT shall have no right, power or authority to act in any way in the name of the CORPORATION. The CONSULTANT shall not, and shall not represent to third parties that the CONSULTANT is authorized or entitled to, execute or agree on behalf of the CORPORATION or bind the CORPORATION to any agreement (whether oral or written), instrument or document of any kind whatsoever.

4.	COMPENSATION
4.1

Fees: In consideration for the Services rendered pursuant to this Agreement, the CORPORATION shall pay the CONSULTANT a fee of $200 per hour (hereinafter the "Fee") for all time spent by the CONSULTANT providing the Services except as provided in Section 4.3 hereof which time shall be billed to the CORPORATION on a monthly basis.

4.2

Expenses: In addition to the Fee, the CONSULTANT shall be reimbursed for all reasonable expenses incurred by the CONSULTANT in the fulfilment of the Services, the whole upon the presentation of appropriate receipts or vouchers.

4.3

Exclusions. The parties acknowledge that DAVID is the Chief Executive Officer of the CORPORATION and sits on its board of directors. DAVID has received stock options in consideration for holding this position and attending the meetings of the board of directors. All of his time spent at meetings of the board of directors of the CORPORATION shall not be billed to the CORPORATION as part of this Agreement.

4.4

Benefits: The CONSULTANT and the CORPORATION acknowledge and agree that as the CONSULTANT is an independent contractor, the CORPORATION shall not, and shall have no obligation to, provide the CONSULTANT or David with any benefits (including, but not limited to, any health, disability, vacation, severance, profit-sharing or pension benefits) not otherwise provided for herein, and that the CONSULTANT shall pay directly to any relevant taxation or other governmental authority all taxes, unemployment insurance contributions, government pension plan contributions, medicare contributions or similar payments due in connection with the receipt of the payment of any Fee, or other amount paid to the CONSULTANT pursuant to this Article.

5.	TERMINATION
5.1

Termination without notice. In the event of a material breach by the CONSULTANT under this Agreement, or upon the death or permanent disability of DAVID such that the CONSULTANT cannot perform the Services hereunder, this Agreement may be terminated by the CORPORATION without notice or penalty. Notwithstanding the foregoing, any fees earned by the CONSULTANT prior to such termination shall remain payable by the CORPORATION to the CONSULTANT.

5.2

Termination by either party. This Agreement may be terminated by either party upon sixty (60) days prior written notice to the other. At the expiry of the notice period, the parties acknowledge that no further fees, compensation, indemnity or other termination or severance pay shall be due to the CONSULTANT as a result of the termination of this Agreement other than the Fees earned prior to such termination. For greater certainty, payments during the sixty (60) day notice period shall not be the Fee multiplied by the average number of hours billed per month since the beginning of said contract.

6.	MISCELLANEOUS
6.1

Assignment. Except as provided in this Section 6.1, the CONSULTANT, DAVID and the CORPORATION acknowledge and agree that the covenants, terms and provisions contained in this Agreement and the rights of the parties hereunder cannot be transferred, sold, assigned, pledged, or hypothecated; provided, however that this Agreement shall be binding upon and shall enure to the benefit of the CORPORATION and any successor to or assignee of all or substantially all of the business and property of the CORPORATION. In addition, the CORPORATION may assign its rights hereunder to a direct or indirect subsidiary, affiliated company, or division of the CORPORATION without the consent of the CONSULTANT.

6.2

Capacity. The CONSULTANT and DAVID hereby represent and warrant that, in entering into this Agreement, they are not in violation of any contract or agreement, whether written or oral, with any other person, moral or physical, firm, partnership, corporation or any other entity to which they are a party or by which they are bound and will not violate or interfere with the rights of any other person, firm, partnership, corporation or other entity.

6.3

Entire Agreement. This Agreement contains the entire agreement between the parties and shall not be modified except in writing by the parties hereto. Furthermore, the parties hereto specifically agree that all prior agreements, whether written or oral, relating to the Services to the CORPORATION shall be of no further force or effect from and after the date hereof.

6.4

Severability. If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severable from this Agreement, but will not effect any other provisions of this Agreement, which otherwise shall remain in full force and effect. If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permissible within reasonable bounds.

6.5

Waiver. The waiver by the CORPORATION or the CONSULTANT of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

6.6

Governing Law. The parties hereto agree that this Agreement shall be construed as to both validity and performance and shall be enforced in accordance with and governed by the laws of the Province of Quebec and the laws of Canada applicable therein.

6.7

Language. The parties have required that this Agreement and all documents or notices related thereto be in the English language. Les parties ont exigé que cette convention et tout document ou avis afférent soit en langue anglaise.

SIGNATURE PAGE FOLLOWS

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INTASYS CORPORATION Per: s/s Robert Raich ROBERT RAICH

DAVE GOLDMAN ADVISORS LTD. Per: s/s David Goldman DAVID GOLDMAN